UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2026

BluSky AI Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55219	35-2302128
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5530 South 900 East, Suite 280, Murray, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(801) 810-8790

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about July 1, 2026, the Board of Directors (the “Board”) of BluSky AI Inc. (the “Company”) appointed Mort Aaronson as a member of the Board to fill a vacancy on the Board.

Mr. Aaronson, age 67, is a seasoned executive, entrepreneur, advisor, and executive coach with extensive C-level leadership experience across telecommunications, energy, digital media, technology, consumer products, and emerging growth industries. Mr. Aaronson is the Founder of, and has been the CEO of, GreyMatters Advisors since 2003, where he partners with organizations, leadership teams, and founders to solve complex strategic and operational challenges while improving leadership effectiveness and organizational performance. As a member of 100 Coaches, Mr. Aaronson specializes in executive coaching, leadership development, organizational transformation, and growth strategy. His clients span a broad range of industries and include organizations such as FanDuel, Acme Smoked Fish, Digicel, Zoox, TORQ Commodities AG, Momofuku, American Homes 4 Rent, Orkin, T-Mobile, CRH, Hines, and Beacon Mobility. Mr. Aaronson was previously the CEO (and Founder) of PlaceWise Media, the President and COO of KN Energy, and a Senior Executive at MCI Communications.

In connection with Mr. Aaronson’s appointment, on July 1, 2026, the Company entered into a Director Agreement and Indemnification Agreement with Mr. Aaronson, providing that (i) Mr. Aaronson will serve as a director of the Company, (ii) the Company will pay Mr. Aaronson an annual fee of $75,000, payable quarterly in shares of common stock of the Company valued based on the closing price of the Company’s common stock on the date of the agreements ($4.50/share), and (iii) the Company will indemnify Mr. Aaronson for any losses incurred by Mr. Aaronson as a result of Mr. Aaronson’s service as a director of the Company.

The foregoing descriptions of the Director Agreement and Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein (with the Indemnification Agreements included as an exhibit the Director Agreement).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Director Agreement and Indemnification Agreement, by and between BluSky AI Inc. and Mort Aaronson, dated July 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

BLUSKY AI INC.

Dated: July 22, 2026	By:	/s/ Trent D’Ambrosio
Trent D’Ambrosio
Chief Executive Officer